FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     NATIONAL PENN BANCSHARES, INC.                 NPB CAPITAL TRUST II
      (Exact name of Registrant as              (Exact name of Registrant as
       Specified in its Charter)                 Specified in its Charter)

              Pennsylvania                                Delaware
        (State of Incorporation                  (State of Incorporation
            or Organization)                         or Organization)

               23-2215075                              (Applied For)
  (IRS Employer Identification Number)      (IRS Employer Identification Number)

                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                    (Address of Principal Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act registration statement file number to which this form relates:

         333-97361 and (if applicable)
         ---------
         333-97361-01
         ------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                 each class is to be registered

                 None.                                 Not applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

               _____% Preferred Securities of NPB Capital Trust II
                    (and the Guarantee with respect thereto)

                     ____% Junior Subordinated Debentures of
                         National Penn Bancshares, Inc.
                                (Title of Class)


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Item 1.  Description of Registrants' Securities to be Registered

         For a full description of NPB Capital Trust II's ____% Preferred Securities (the "Preferred Securities"), National Penn Bancshares, Inc.'s Guarantee (the "Guarantee") and National Penn Bancshares, Inc.'s ____% Junior Subordinated Debentures (the "Debentures") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures", and "Description of Guarantee" in the Prospectus that forms part of the Registrants' registration statement (Registration Nos. 333-97361 and 333-97361-01) filed with the Securities and Exchange Commission ("SEC") on July 30, 2002, under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Debentures will be filed pursuant to Rules 430A and 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits

         2.1 Trust Agreement of NPB Capital Trust II (Incorporated by reference to Exhibit 4.1 to the Registration Statement).

         2.2 Form of Amended and Restated Trust Agreement for NPB Capital Trust II (Incorporated by reference to Exhibit 4.2 to the Registration Statement).

         2.3 Form of Preferred Securities Certificate of NPB Capital Trust II (included in Exhibit 2.2).

         2.4 Form of Preferred Securities Guarantee (Incorporated by reference to Exhibit 4.6 to the Registration Statement).

         2.5 Form of Subordinated Debenture Indenture (Incorporated by reference to Exhibit 4.4 to the Registration Statement).

         2.6      Form of Subordinated Debenture (included in Exhibit 2.5).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  July 31, 2002.

NATIONAL PENN BANCSHARES, INC.         NPB CAPITAL TRUST II

                                       By NATIONAL PENN BANCSHARES, INC.
                                       as Depositor


By /s/ Wayne R. Weidner                By /s/ Wayne R. Weidner
Wayne R. Weidner                       Wayne R. Weidner
Chairman, President and                Chairman, President, and Chief Executive
Chief Executive Officer                 Officer